UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2023

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor
Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 30, 2023, the Board of Directors (the “Board”) of Veritone, Inc. (the “Company”) approved the Veritone, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), subject to stockholder approval of the 2023 Plan. On June 8, 2023, as disclosed previously in the Company’s Form 8-K filed on June 9, 2023, the Company’s stockholders approved the 2023 Plan and it became effective as of immediately following the close of business on June 8, 2023. The 2023 Plan replaces the Veritone, Inc. 2014 Stock Option/Stock Issuance Plan (the “2014 Plan”), and the Veritone, Inc. 2017 Stock Incentive Plan (the “2017 Plan,” and together with the 2014 Plan, the “Prior Plans”). The Board resolved not to make any further awards under the 2014 Plan following the completion of the Company’s initial public offering, but the terms of such plan continue to govern all outstanding awards granted thereunder. Upon effectiveness of the 2023 Plan immediately following the close of business on June 8, 2023 (the “Effective Time”), no new grants could be made under the 2017 Plan but the terms of such plan continue to govern all outstanding awards granted thereunder.

The 2023 Plan provides for the grant of incentive stock options to the Company’s employees and employees of certain affiliates, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards to its employees, directors and consultants and the employees and consultants of the Company’s affiliates. The 2023 Plan permits the Company to grant equity awards with respect to up to (i) 2,500,000 new shares of the Company’s common stock (“Common Stock”) issuable under the 2023 Plan, plus the aggregate of (ii) (A) the number of shares remaining available for the grant of new awards under the Prior Plans as of the Effective Time and (B) the maximum number of shares equal to the Prior Plans’ Returning Shares (as defined below), which are issuable as such shares, if any, become available from time to time. The term “Prior Plans’ Returning Shares” refers to the following shares of Common Stock subject to any outstanding award granted under the Prior Plans and that, following the Effective Time: (1) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (2) are not issued because such stock award or any portion thereof is settled in cash; (3) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (4) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (5) are withheld or reacquired to satisfy a tax withholding obligation.

The Board may suspend or terminate the 2023 Plan at any time. The authority to grant new incentive stock options under the 2023 Plan will terminate on March 30, 2033.

The foregoing summary of the 2023 Plan is qualified in its entirety by reference to the full text of the 2023 Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Veritone, Inc. 2023 Equity Incentive Plan.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date:	June 14, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer